CONSENT OF ERNST & YOUNG LLP,
                  REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the caption "Experts" in the Combined Proxy Statement/Prospectus of The Roxbury Funds and the captions "Financial Highlights" in the Prospectuses of the Roxbury Mid-Cap Fund, Roxbury Small-Cap Growth Fund and Roxbury Micro-Cap Fund series of WT Mutual Fund dated November 1, 2005 and in the Prospectuses of the Roxbury Mid-Cap Fund, Roxbury Small-Cap Growth Fund and Roxbury Micro-Cap Fund series of The Roxbury Funds dated August 1, 2006 and to the incorporation by reference in this Registration Statement (Form N-14) of The Roxbury Funds of our reports on the Roxbury Mid-Cap Fund, Roxbury Small-Cap Growth Fund and Roxbury Micro-Cap Fund series of WT Mutual Fund and the Mid-Cap Series and Small-Cap Growth Series of WT Investment Trust I dated August 12, 2005, included in the 2005 Annual Reports to shareholders.


                                                           /s/ ERNST & YOUNG LLP
                                                           _____________________

Philadelphia, Pennsylvania
June 29, 2006